Registration No. 33-
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                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549
                      __________________________________________

                                       FORM S-8
                              REGISTRATION STATEMENT UNDER
                               THE SECURITIES ACT OF 1993

                               ALLTEL CORPORATION
           (Exact name of Registrant as specified in its charter)

        Delaware                                              34-0868285

(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                             Identification No.)

         One Allied Drive, Little Rock, Arkansas 72203 (501) 661-8000
                        (Address, including zip code, of
                          principal executive offices)
                    _____________________________________

                               ALLTEL CORPORATION
                1994 STOCK OPTION PLAN FOR NONEMPLOYEE DIRECTORS
                           (Full title of the plan)
                   ______________________________________

                                FRANCIS X. FRANTZ
   Senior Vice President - External Affairs, General Counsel and Secretary
               One Allied Drive, Little Rock, Arkansas 72203
                                  (501) 661-8000
         (Name and address, including zip code, and telephone number, including area code, of agent for service)
                  ________________________________________

                        CALCULATION OF REGISTRATION FEE

                     Amount    Proposed Maximum  Proposed Maximum   Amount of
Title of Securities  to be     Offering Price    Aggregate Offering Registration
to be Registered    Registered Per Share               Price           Fee
Common Stock,        90,000        $26.25            $ 2,362,500
$1.00 Par Value     910,000        $25.9375*         $23,603,125
                  1,000,000                          $25,965,625     $8,953.66
_____________________________________
* Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h), based on the average of the high and low sales prices of a share of Common Stock on June 14, 1994, as reported on the New York Stock Exchange Composite Tape.
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                                  PART II

                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.

           The following documents filed by ALLTEL Corporation ("ALLTEL") with the Securities and Exchange Commission are incorporated herein by reference as of their respective dates of filing:

              (a) ALLTEL's Annual Report on Form 10-K for the year ended December 31, 1993;

              (b) ALLTEL's Quarterly Report on Form 10-Q for the quarter ended March 31, 1993; and

              (c) The description of ALLTEL's Common Stock and the related Series A Preferred Stock Purchase Rights contained in the registration statements filedpursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

           All documents subsequently filed by ALLTEL pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereunder have been sold or which deregisters all shares then remaining unsold hereunder shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.    Description of Securities.

           Not applicable.

Item 5.    Interests of Named Experts and Counsel.

           The validity of the shares of ALLTEL Common Stock being registered hereunder is being passed upon for ALLTEL by the Rose Law Firm, a Professional Association, 120 East Fourth Street, Little Rock, Arkansas 72201. Members of that firm owned ALLTEL securities with an aggregate market value of $732,780.13 as of June 14, 1994.

Item 6.    Indemnification of Directors and Officers.

           Article VII of ALLTEL's Amended and Restated Certificate of Incorporation (the "Certificate") provides for the indemnification of directors, officers, agents and employees for expenses incurred by them and judgments rendered against them in actions, suits or proceedings in relation to certain matters brought against them as such directors, officers, agents and employees, respectively. The Certificate provides for indemnification to the fullest extent permitted by the Delaware law. Any expansion of the protection afforded directors, officers, employees or agents by the Delaware General Corporation Law is
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automatically extended to ALLTEL's directors, officers, employees or agents, as the case may be. The Certificate also permits ALLTEL to advance expenses incurred by a director or officer in a legal proceeding prior to final disposition of the proceeding.

           In addition, as permitted under the Delaware General Corporation Law, ALLTEL has entered into indemnity agreements with its directors and officers. Under these indemnity agreements, ALLTEL will indemnify its directors and officers to the fullest extent permitted or authorized by the Delaware General Corporation Law, as it may from time to time be amended, or by any other statutory provisions authorizing or permitting such indemnification. Under the terms of ALLTEL's directors' and officers' liability and company reimbursement insurance policy, directors and officers of ALLTEL are insured against certain liabilities, including liabilities arising under the Securities Act of 1933 (the "Securities Act"). ALLTEL will indemnify such officers and directors under the indemnity agreements from all losses arising out of claims made against them except those based upon illegal personal profit, recovery of short-swing profits or dishonesty, provided, however, that ALLTEL's obligations will be satisfied to the extent of any reimbursement under such insurance.

           The Delaware General Corporation Law permits a Delaware corporation to indemnify directors, officers, employees and agents under some circumstances and mandates indemnification under certain limited circumstances. The
Delaware General Corporation Law permits a corporation to indemnify an officer, director, employee or agent for fines, judgments or settlements, as well as expenses in the context of actions other than derivative actions, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification against expensesincurred by a director, officer, employee or agent in connection with a proceeding against such person for actions in such capacity is mandatory to the extent that such person has been successful on the merits. If a director, officer, employee or agent is determined to be liable to the corporation, indemnification for expenses is not allowable, subject to limited exceptions where a court deems the award of expenses appropriate. The Delaware General Corporation Law grants express power to a Delaware corporation to purchase liability insurance for its directors, officers, employees and agents, regardless whether any such person is otherwise eligible for indemnification by the corporation. Advancement of expenses is permitted, but a person receiving such advances must repay those expenses if it is ultimately determined that he is not entitled to indemnification.

Item 7.    Exemption from Registration Claimed.

           Not applicable.

Item 8.    Exhibits.

           See Exhibit Index at Page 6.

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Item 9.    Undertakings.

          (a)        The undersigned registrant hereby undertakes:

                   (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

                            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                            (ii) To reflect in the prospectus any facts or
                      events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

                            (iii)To include any material information with
                      respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided; however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

                      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b) The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

           (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise,the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for
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indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                  SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Little Rock, State of Arkansas, on June 17, 1994.

                                                  ALLTEL CORPORATION




                                                  By: /s/ Francis X. Frantz
                                                     Francis X. Frantz,
                                                     Attorney-in-Fact

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                      Title and Signature                               Date

Joe T. Ford, Chairman and Chief Executive Officer (principal executive officer) and Director; Max E. Bobbitt, President and
Chief Operating Officer and Director; Tom T. Orsini, Senior
Vice President - Finance and Corporate Development and
Assistant Secretary (principal financial officer); Dennis J.
Ferra, Senior Vice President - Accounting and Administration
(principal accounting officer);  Ben W. Agee, Director; W.W.
Johnson, Director; Emon A. Mahony, Jr., Director; George C.
McConnaughey, Director; John P. McConnell, Director; Philip
F. Searle, Director;  John E. Steuri, Director; Carl H. Tiedemann,
Director; Ronald Townsend, Director; and William H. Zimmer,
Jr., Director.                                                     June 17, 1994
1994


                                                  By: /s/ Francis X. Frantz
                                                      Francis X. Frantz,
                                                      Attorney-in-Fact

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                                      EXHIBIT INDEX



Exhibit

(4)        INSTRUMENTS DEFINING THE RIGHTS
           OF SECURITY HOLDERS, INCLUDING
           INDENTURES:

  4.1      Amended and Restated
           Certificate of
           Incorporation of
           ALLTEL Corporation. . . . . . . . . . . Incorporated herein by reference to Exhibit B
                                                   to ALLTEL's Proxy
                                                   Statement dated March 9, 1990

  4.2      Bylaws of ALLTEL Corporation. . . . . . Incorporated herein by reference to Exhibit C
                                                   to ALLTEL's Proxy
                                                   Statement dated March 9, 1990

  4.3      Amended and Restated
           Rights Agreement,
           dated as of April 26,
           1989, between ALLTEL
           Corporation and
           Ameritrust Company, N.A.. . . . . . . . Incorporated herein by reference to ALLTEL's Form 8
                                                   dated April 26, 1989, filed
                                                   with the Commission on
                                                   April 28, 1989

  4.4      First Amendment to Amended
           and Restated Rights
           Agreement, dated as of
           April 16, 1990, between
           ALLTEL Corporation and
           Ameritrust Company, N.A.. . . . . . . . Incorporated herein by reference to ALLTEL's Form SE
                                                   filed with the Commission on
                                                   April 23, 1990

  4.5      ALLTEL Corporation 1994 Stock
           Option Plan for Nonemployee
           Directors . . . . . . . . . . . . . . . Incorporated herein by reference to Exhibit B to
                                                   ALLTEL's Proxy Statement
                                                   dated March 4, 1994


(5)        OPINION RE LEGALITY:

  5.1      Opinion of Rose Law Firm,
           a Professional Association. . . . . . Attached hereto as Exhibit 5.1


(23)       CONSENTS OF EXPERTS AND COUNSEL:

  23.1     Consent of Arthur Andersen & Co.. . . Attached hereto as Exhibit 23.1

  23.2     Consent of Rose Law Firm,
           a Professional Association. . . . . . [contained in their opinion filed as Exhibit 5.1]


(24)       POWERS OF ATTORNEY:

  24.1     Powers of attorney of each person
           whose signature on this Registration
           Statement was signed pursuant
           to a power of attorney. . . . . . . . Attached hereto as Exhibit 24.1

  24.2     Resolutions of ALLTEL's Board of
           Directors authorizing execution
           of this Registration Statement
           pursuant to a power of attorney . . . Attached hereto as Exhibit 24.2

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